EXHIBIT  10.30

AMENDED AND RESTATED UNIT AGREEMENT

THIS AMENDED AND RESTATED UNIT AGREEMENT (this “Agreement”) is made as of August 9, 2006, by and among Buckeye GP Holdings L.P., a Delaware limited partnership (the “Partnership”), and Robert B. Wallace (“Executive”).  Certain definitions are set forth in Section 5 of this Agreement.

WHEREAS, pursuant to the terms of an Amended & Contribution, Conveyance and Assumption Agreement, dated as of the date hereof (the “Contribution Agreement”), the Partnership shall issue to Executive 11,263 Common Units on the terms and subject to the conditions set forth herein and in the Contribution Agreement;

WHEREAS, in accordance with past practice, Executive shall continue to be an employee of, and receive benefits through, Buckeye Pipe Line Services Company (“Services”).  For purposes of this Agreement, Executive’s employment by, and provision of services to, Services shall be deemed the employment by, and provision of services to, the Partnership; and

WHEREAS, in consideration of Executive’s continued employment by the Partnership or one or more Subsidiaries or Affiliates of the Partnership and the contribution of Class B Units in MainLine L.P., a Delaware limited partnership (“MainLine”), to the Partnership pursuant to the Contribution Agreement, the Partnership shall issue to the Executive, 136,200 Management Units in the Partnership to the Executive.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.             Issuance of Executive Units.

(a)           Upon the closing of the transactions contemplated in the Contribution Agreement the Partnership will issue 11,263 Common Units and 136,200 Management Units to Executive, in consideration of the contributions set forth in the Contribution Agreement and Executive’s continued performance as an employee of the Partnership or one or more Subsidiaries or Affiliates of the Partnership.  The Management Units acquired pursuant to this Section 1(a) shall be subject to the vesting schedule set forth in Section 2 below.

(b)           In connection with the acquisition of the Executive Units hereunder, Executive represents and warrants to the Partnership:

(i)            The Executive Units to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)           Executive is an executive officer of the Partnership or a Subsidiary or Affiliate thereof, is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Executive Units.

(iii)          Executive is able to bear the economic risk of his investment in the Executive Units for an indefinite period of time because the Executive Units have not been registered under the Securities Act, and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(iv)          Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Units and has had full access to such other information concerning the Partnership as he, she or it has requested.

(v)           Executive has received and read a copy of the Partnership Agreement.  This Agreement, the Partnership Agreement, the Contribution Agreement and each of the other agreements contemplated hereby and thereby constitute the legal, valid and binding obligation of Executive, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement, the Partnership Agreement, the Contribution Agreement and the other agreements contemplated hereby and thereby by Executive do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject or create any conflict of interest with the Partnership, any Affiliate thereof, or its or their present or former customers.

(vi)          Executive is a resident of the State of New Jersey.

(c)           As an inducement to the Partnership to issue the Executive Units to Executive, and as a condition thereto, Executive acknowledges and agrees that:

(i)            neither the issuance of the Executive Units to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Partnership and its Subsidiaries or Affiliates or affect the right of the Partnership to terminate Executive’s employment at any time; and

(ii)           Executive has read and understands Exhibit A attached hereto, setting forth certain risks associated with Executive’s acquisition of the Executive Units.

(d)           Upon Executive’s receipt of Executive Units, Executive will execute and deliver to the Partnership a joinder agreement to the Partnership Agreement in the form of Exhibit B attached hereto.

2.             Vesting of Management Units.

(a)           70% of the Management Units shall be vested upon the date hereof.  The remaining 30% of the Management Units will become vested in accordance with the following schedule, if as of each such date the Executive is still employed by the Partnership or any of its Subsidiaries or Affiliates:

Date	Percentage of Management Units to be Vested

May 4, 2007	10%
May 4, 2008	10%
May 4, 2009	10%

If Executive ceases to be employed by the Partnership or any of its Subsidiaries or Affiliates at any time after the date hereof all vesting shall cease.  If Executive ceases to be employed by the Partnership or any of its Subsidiaries at or Affiliates other than on a date set forth above, then a portion of the 10% subject to vesting on the next May 4th will vest, determined on a pro-rata basis according to the number of days that have elapsed since the prior anniversary date set forth in the table above immediately preceding the date of termination of Executive’s employment.

(b)           Upon the occurrence of a Sale of the Partnership, all unvested Management Units, other than any unvested Management Units with respect to which a Repurchase Notice or Supplemental Repurchase Notice has been delivered to Executive if Executive is no longer employed by the Partnership or any of its Subsidiaries or Affiliates at such time, shall become vested at the time (and immediately prior to the consummation) of such event.

(c)           Common Units and the Management Units which have become vested pursuant to the above schedules are referred to herein as “Vested Units,” and all other Executive Units are referred to herein as “Unvested Units.”

3.             Forfeiture.  In the event Executive ceases to be employed by the Partnership or any of its Subsidiaries or Affiliates for any reason (a “Termination”), any unvested Management Units shall be forfeited.

4.             Restrictions on Transfer of Executive Units; Registration of Units.

(a)           Retention of Executive Units.  Executive (and any other holder of Executive Units) shall not Transfer any interest in any Executive Units, except pursuant to, and to the extent otherwise permitted by the Partnership Agreement and applicable law, and in compliance with the additional restrictions set forth in this Section 4.

(b)           Additional Restrictions on Certain Permitted Transfers.  Executive may Transfer Executive Units pursuant only in accordance with the terms of the Partnership Agreement; provided that Executive may only transfer unvested Management Units only for estate planning purposes and if the transferee or transferees of such unvested Management Units shall have agreed in writing to be bound by the terms and conditions of this Agreement (as it relates to the Management Units) and to execute and deliver to the Partnership (x) an acknowledgment that such prospective transferee shall be bound by the provisions of this Agreement relating to Executive Units, and (y) an acknowledgment that such prospective transferee shall be bound by the restrictions and conditions herein and therein; provided, further, that the additional restrictions set forth in the foregoing proviso shall cease to apply when such unvested Management Units become vested.

(c)           Termination of Additional Restrictions.  The additional restrictions on the Transfer of Executive Units set forth in this Section 4 will terminate on a Sale of the Partnership to the extent not previously terminated in accordance with the terms hereof.

(d)           Legend.  The certificates representing the Executive Units, to the extent certificated, will bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE PARTNERSHIP SHALL HAVE BEEN DELIVERED TO THE PARTNERSHIP TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).  THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP  OF THE PARTNERSHIP DATED AS OF                        , 2006, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(e)           Holdback Agreement.  Each holder of Executive Units shall not effect any sale or distribution (including sales pursuant to Rule 144 promulgated under the Securities Act) of equity securities of the Partnership or its Subsidiaries, or any securities convertible into or exchangeable or exercisable for such securities, during the period designated by the managing underwriters before and after any underwritten registered public offering of the Partnership’s or any of its Subsidiaries’ securities, unless the underwriters managing the registered public offering and the Partnership otherwise agree.

(f)            Registration Rights Under Partnership Agreement.  All holders of Executive Units, to the extent such holders are Affiliates (as defined in the Partnership Agreement), Initial Limited Partners (as defined in the Partnership Agreement) or their transferees, are entitled to the benefits of Section 7.13 of the Partnership Agreement.

5.             Certain Definitions.

“Affiliate” of any particular person or entity means any other person or entity controlling, controlled by or under control with such particular person or entity.  For purposes of this Agreement, Services is deemed to be an Affiliate of the Partnership.

“Common Units” means the Common Units of the Partnership as defined in the Partnership Agreement.

 “Executive Units” means all Common Units and Management Units acquired by Executive hereunder and under the Contribution Agreement.  “Executive Units” will continue to be Executive Units in the hands of any holder other than Executive (except for the Partnership and transferees in a Public Sale), and except as otherwise provided herein or in the Partnership Agreement, each such other holder of Executive Units will succeed to all rights and obligations attributable to Executive as a holder of Executive Units hereunder.  Executive Units will also include units of the Partnership issued with respect to Executive Units by way of a unit split, dividend, exchange or other recapitalization.  Notwithstanding the foregoing, all Unvested Units shall remain Unvested Units after any Transfer thereof, to the extent any Transfer is permitted hereunder.

“General Partner” means the Partnership’s general partner pursuant to the terms of the Partnership Agreement.

“Management Units” means the Management Units of the Partnership as defined in the Partnership Agreement.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, to be dated as of the closing of the Offering (as defined in the Contribution Agreement), a form of which has been delivered to the Executive, as amended from time to time in accordance with its terms.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of any of the Partnership’s securities  approved by the General Partner.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Sale of the Partnership” means the sale of the Partnership to a third party or group of third parties acting in concert, pursuant to which such party or parties acquire (i) all or substantially all of the equity securities of the Partnership or (ii) all or substantially all of the Partnership’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, recapitalization, transfer of equity securities or otherwise); provided that, in any event, the term “Sale of the Partnership” shall include Carlyle/Riverstone BPL Holdings II, L.P. (“C/R”) as of the date hereof and its Permitted Transferees (as defined in the partnership agreement of MainLine as in effect on the date hereof) collectively ceasing to hold at least 20% of the Common Units held by C/R as of the date hereof; and provided further that the term “Sale of the Partnership” shall not include a Public Offering, or any sale of equity or debt securities by the Partnership in a private or public offering to other investors selected by the General Partner.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities and Exchange Commission” shall include any successor thereto.

“Subsidiary” means, with respect to any Person, any corporation, limited liability Partnership, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any general partner or other Person or board with authority to direct the management of such limited liability company, partnership, association or other business entity.  References to a Subsidiary of any Person shall only be given effect at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

6.             Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Central time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Partnership and to the Executive at the address(es) indicated below:

If to the Partnership:

5002 Buckeye Road
Emmaus, PA 18049
Attention: General Counsel
Telephone:
Facsimile:

If to Executive:

[ ]
[ ]

or to such other address(es) or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

7.             General Provisions.

(a)           Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Executive Units in violation of any provision of this Agreement or the Partnership Agreement shall be void, and the Partnership shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such units for any purpose.

(b)           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)           Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Partnership and their respective successors and assigns (including subsequent holders of Executive Units); provided that the rights and obligations of Executive under this Agreement shall not be assignable except (with respect to his interest as a member only) in connection with a permitted transfer of Executive Units hereunder.

(f)            Choice of Law.  All issues and questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions (whether of the State of Delaware, or any other jurisdictions) that would cause the applications of the laws of any jurisdiction other than the State of Delaware.

(g)           Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Partnership and Executive.

(i)            No Waiver.  A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Partnership would otherwise have on any future occasion.  No failure to exercise nor any delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

(j)            Offset.  Whenever the Partnership or any of its Subsidiaries or Affiliates is to pay any sum to Executive or any Affiliate or related person thereof, any amounts that such Executive or such Affiliate or related person owes to the Partnership or any of its Subsidiaries or Affiliates may be deducted from that sum before payment.  Whenever Executive or any Affiliate or related person thereof is to pay any sum to the Partnership or any of its Subsidiaries or Affiliates, any amounts that the Partnership or such Subsidiary or Affiliate owes to the Executive or any of its Affiliates or related person may be deducted from that sum before payment.

(k)           Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Partnership’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(l)            Further Assurances.  Executive shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the proposes of this Agreement.

(m)          Generally Accepted Accounting Principles; Adjustments of Numbers.  Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Partnership would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Partnership’s previous accounting methods and policies.  All numbers set forth herein which refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, dividends, combinations of units and other recapitalizations affecting the subject class of membership interests.

(n)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this

Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.  Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification.  The use of the words “or,” “either” and “any” shall not be exclusive.

*           *           *           *           *

IN WITNESS WHEREOF, the parties hereto have executed this Unit Agreement on the date first written above.

BUCKEYE GP HOLDINGS L.P.

By: MainLine Management LLC,
its General Partner

By:	/s/ Stephen C. Muther
Name: Stephen C. Muther
Title: Senior Vice President —
Administration, General Counsel and
Secretary

/s/ Robert B. Wallace
Robert B. Wallace

Signature Page — Amended and Restated Unit Agreement

Exhibit A
RISK FACTORS

Executive should carefully consider the risk factors set forth below as well as the other information contained in information provided to Executive and the risk factors disclosed in the public filings of the Partnership before acquiring the securities offered pursuant to this Agreement.  Executive should understand that the risk factors disclosed in the public filings of the Partnership regarding the Common Units also apply to the Management Units.  The risks described below are not the only risks we face.  Any of the following risks or those disclosed in the public filings of the Partnership or Buckeye Partners, L.P. could materially adversely affect our business, financial condition or results of operations.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.  In such case, Executives may lose all or part of their original investment.

There is no public market for Management Units: none of the Executive Units have been registered; and there are restrictions on resale of Executive Units.

No public market currently exists for the Management Units, nor can there be any assurance that a market will develop in the foreseeable future.  The Executive Units are being offered as a private placement to a limited number of investors and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or foreign jurisdiction, and may not be sold or transferred without compliance with all applicable federal, state, and foreign securities laws, including first being registered under the Securities Act or being transferred in another private transaction exempt from registration.  Additionally, the Agreement and the Partnership Agreement will impose restrictions on the transfer of the Executive Units.  Executive should be prepared to hold these securities indefinitely and cannot expect to be able to liquidate their investment even in the case of an emergency.  Certificates (if any) evidencing the Executive Units will state that such shares have not been registered under the Securities Act of 1933, as amended, and are subject to restrictions on transferability.  Neither the Securities and Exchange Commission nor any state or foreign securities commission has reviewed or passed upon the accuracy or adequacy of any information being provided to Executive or the merits of the issuance described in the Agreement.

A percentage of the Management Units you will acquire will be subject to vesting.

A percentage of the Management Units will be subject to vesting and forfeiture on the date that you shall cease to be an employee for any reason.  In particular, Management Units that have not vested will be forfeited after the date that you shall cease to be an employee for any reason.

The Executive Units may be diluted by future issuances of equity securities by the Partnership.

The Partnership may from time to time offer additional equity securities to existing Partners or to third parties, thereby diluting the interest of existing Partners in their investments.  Although any such new equityholders may be required to make capital contributions to acquire

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such equity, there can be no assurance that this contribution will reflect the fair value of the Partnership at the time of such contributions.  Executives will not have a preemptive right with respect to their holdings of  Executive Units.

Executive may face tax issues as a result of their investment.

Upon conversion of Management Units into Common Units pursuant to the terms of the Partnership Agreement, Executive will be allocated a sufficient amount of the Partnership’s income in order to bring the Executive’s capital account in respect of the converted Management Units to the same level as all other Common Units.  Executive may be required to pay taxes on the allocated income.  Executive should consult with Executive’s own tax advisor.

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Exhibit B
FORM OF JOINDER AGREEMENT

Effective upon the execution hereof and the closing of the Offering, the undersigned hereby agrees to become a party to that certain Limited Partnership Agreement of Buckeye GP Holdings L.P., a Delaware limited partnership, dated as of the closing of the Offering, as amended from time to time, by and among each of the partners from time to time a party thereto (the “Limited Partnership Agreement”).  The undersigned, by executing this joinder agreement, shall be entitled to all of the rights and subject to all of the obligations of a Limited Partner, to the extent of the undersigned’s ownership of Common Units and Management Units under the Limited Partnership Agreement.

Date: , 2006

Robert B. Wallace

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